UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Update Regarding Number of Shares of Common Stock and Creditor Warrants Outstanding. At the time of emergence from bankruptcy on July 31, 2017, pursuant to the terms of the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization and the bankruptcy court’s confirmation order, Tidewater Inc. (“Tidewater” or the “Company”) issued and had outstanding, a total of 18,456,186 shares of common stock (16,956,186 shares issued to the pre-emergence general unsecured creditors and 1,500,000 shares issued to the pre-emergence stockholders). The Company issued or reserved for issuance, a total of 11,543,814 creditor warrants (defined as warrants issued or issuable to the non-U.S. citizen holders who were pre-emergence unsecured creditors). 7,684,453 of these creditor warrants were issued to the pre-emergence general unsecured creditors and 3,859,361 were reserved for the unresolved sale/leaseback claims. As previously disclosed, the creditor warrants have a 25-year term and are immediately exercisable for shares of the Company’s common stock on a one-for-one basis, with an exercise price of $0.001 per share, subject to certain restrictions contained in the Creditor Warrant Agreement and the Company’s Certificate of Incorporation limiting ownership by non-U.S. citizens.

As previously disclosed, the Company resolved the final sale/leaseback claim with Fifth Third Equipment Finance Company on November 28, 2017 and issued or distributed to the pre-emergence unsecured creditors, the remainder of the 3,859,361 creditor warrants reserved for the sale/leaseback claims. Over time, certain holders of creditor warrants have exercised their warrants whereby the Company issued shares of common stock, subject to the Jones Act-related foreign ownership limitations.

As a result of the transactions described above, on February 12, 2018, the Company had 23,658,272 shares of common stock and 6,343,984 creditor warrants outstanding. The Company expects that over time, holders of creditor warrants will exercise their warrants and the Company will issue corresponding shares of common stock, subject to the Jones Act-related foreign ownership limitations.

Chapter 11 Bankruptcy Cases Closed. Pursuant to a bankruptcy court’s order granting final decree closing the chapter 11 cases of Tidewater Inc. and its affiliated reorganized debtors and terminating claims and noticing services, dated December 27, 2017, the Company’s chapter 11 bankruptcy cases were closed on December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: February 12, 2018

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